UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – September 5, 2018

(Date of First Reportable Event)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 5, 2018, Honeywell International Inc. (“Honeywell”) sent a notice (the “Blackout Notice”) to its directors and executive officers regarding a blackout period (the “Blackout Period”) (described below) that will be imposed by the administrator for the Honeywell 401(k) Plan (previously known as the Honeywell Savings and Ownership Plan) and the Honeywell Puerto Rico Savings Plan (previously known as the Honeywell Puerto Rico Savings and Ownership Plan), retirement plans sponsored by Honeywell that are intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Plans”).

The administrator for the Plans will impose restrictions on transactions by participants in the Plans during the Blackout Period in order to provide for the conversion of the Honeywell Common Stock Fund in the Plans (the “Honeywell Common Stock Fund”), which is an investment option under the Plans consisting primarily of shares of Honeywell common stock, into a new stock fund in respect of common stock of Garrett Motion Inc., in connection with, and contingent upon, the closing of the spin-off contemplated under the separation and distribution agreement and certain other transaction-related agreements among Honeywell and Garrett Motion Inc. (the “Spin-Off”), expected to close October 1, 2018. During this Blackout Period, Plan participants and beneficiaries temporarily will be prevented from effecting certain transactions involving the Honeywell Common Stock Fund.

The Blackout Notice informed Honeywell’s directors and executive officers that during the Blackout Period they will be subject to certain trading restrictions with respect to shares of Honeywell common stock (including derivative securities such as stock options) acquired in connection with their services as a director or an executive officer of Honeywell.

The Blackout Period is currently expected to begin at 4:00 p.m., Eastern Time, on Friday, September 28, 2018, the anticipated business day prior to the Spin-Off, which is currently expected to occur on October 1, 2018, and to end during the week beginning Sunday, September 30, 2018, with an expected ending by Saturday, October 6, 2018. A security holder or other interested person may obtain the actual beginning and ending dates of the Blackout Period without charge, any time on or after 4:00 p.m., Eastern Time, on September 28, 2018, on or before the date that is two years after the end of the Blackout Period, by calling HR Help at 1-877-258-3699, option 1, Monday through Friday, 8:30 a.m. to 8:30 p.m. Eastern Time, or by mail to:

Honeywell International Inc.

c/o Corporate Employee Benefits Department

Attention: Plan Administrator, Honeywell Savings Programs

115 Tabor Road

Morris Plains, NJ 07950

A copy of the Blackout Notice to directors and executive officers of Honeywell, which includes the information required by Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 5, 2018, Honeywell announced the timing and details regarding Honeywell’s distribution of all of the issued and outstanding shares of common stock, par value $0.001 per share, of Garrett Motion Inc., a wholly owned subsidiary of Honeywell (the “Garrett Common Stock”), to Honeywell’s shareholders as a pro rata dividend in a spin-off. The Honeywell board of directors has declared a pro rata dividend of Garrett Common Stock to be made effective at 12:01 a.m., Eastern Time, on Monday, October 1, 2018, to Honeywell’s shareholders of record as of 5:00 p.m., Eastern Time, on Tuesday, September 18, 2018 (the “Record Date”). Each Honeywell shareholder of record on the Record Date will receive a distribution of one share of Garrett Common Stock for every 10 shares of common stock, par value $1.00 per share, of Honeywell, that it holds on the Record Date. Honeywell shareowners will receive cash in lieu of fractional shares of Garrett Common Stock. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Required Black-Out Notice – Spin-Off-Related Stock Trading Restrictions, dated September 5, 2018

99.2	Honeywell International Inc. press release, dated September 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2018	HONEYWELL INTERNATIONAL INC.

By: /s/ Anne T. Madden
Anne T. Madden
Senior Vice President, General Counsel
and Corporate Secretary